Exhibit 99.1

ASURE SOFTWARE, INC. ANNOUNCES

PUBLIC OFFERING OF COMMON STOCK

AUSTIN, Texas — June 13, 2018 — Asure Software, Inc. (NASDAQ: ASUR), a leading global provider of human capital management (HCM) and workplace management software, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. The offering is expected to consist of shares to be offered by Asure and additional shares to be offered by iSystems Holdings, LLC, the selling stockholder.  In addition, Asure is expected to grant the underwriters a 30-day option to purchase up to additional 15% of the number of shares of common stock sold by Asure in connection with the offering.

Cowen, Canaccord Genuity and Roth Capital Partners are acting as joint book-running managers for the offering. The offering is subject to market conditions.

The shares of common stock are being offered pursuant to effective shelf registration statements that Asure previously filed with the Securities and Exchange Commission (SEC). The offering will be made only by means of the written prospectus supplement and the accompanying prospectuses that form a part of the registration statements. An electronic preliminary prospectus supplement and the accompanying prospectuses relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectuses relating to the offering may also be obtained from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or via telephone at (631) 274-2806, Canaccord Genuity LLC, 99 High Street, Suite 1200, Boston, Massachusetts 02110, Attn: Equity Capital Markets, via telephone at (617) 371-3900 or via e-mail at prospectus@canaccordgenuity.com, or Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, California 92660, Attn: Equity Capital Markets, via telephone at (800) 678-9147 or via e-mail at rothecm@roth.com.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Asure being offered, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Asure Software, Inc.

Headquartered in Austin, Texas, Asure offers intuitive and innovative cloud-based solutions designed to help organizations of all sizes and complexities build companies of the future. Asure’s cloud platforms enable more than 100,000 clients worldwide to better manage their people and space in a mobile, digital, multi-generational, and global landscape. Asure’s offerings include a fully-integrated HCM platform, flexible benefits and compliance administration, human resources consulting, and time and labor management as well as a full suite of workspace management solutions for conference room scheduling, desk sharing programs, and real estate optimization.

Forward-Looking Statements

The forward looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. Actual results could differ materially from those indicated by forward-looking statements because of various risks and uncertainties, including those described in the preliminary prospectus supplement and the accompanying prospectuses and in Asure’s other filings and reports filed with the SEC. When used in this press release, the words “may,” “could,” “believes,” “plans,” “expects,” “will,” “intends,” “estimates” and “anticipates” and similar expressions are intended to identify forward-looking statements. Except as required by law, Asure is not obligated to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:

Carolyn Bass, Partner

Market Street Partners

415-445-3232

cbass@marketstreetpartners.com